ESCROW AGREEMENT


     AGREEMENT made as of December 15, 2003 by and among Vital Living, Inc. ("Company") and Graubard Miller as escrow agent ("Escrow Agent").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, as of the date hereof, the Company has held the Initial Closing (as such term is defined in the Securities Purchase Agreement defined below) pursuant to which it has sold (the "Offering") 12% senior secured convertible notes ("Notes") and warrants to purchase shares of the Company's common stock, $.001 par value ("Common Stock") pursuant to a Securities Purchase Agreement ("Securities Purchase Agreement") between the Company and certain investors ("Investors");

     WHEREAS, the Company proposes to establish an escrow account, into which the Company will deposit an amount of funds ("Escrow Funds") as a source of payment for certain interest obligations of the Company to the Investors pursuant to the Notes; and

     WHEREAS, the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Designation of Escrow Account. The Company hereby designates the Escrow Agent, and the Escrow Agent hereby accepts such designation, to receive and hold the Escrow Funds, subject to the provisions of this Agreement.

     2. Establishment of the Bank Account.

          2.1 The Escrow Agent has established an interest-bearing bank account at the branch of Deutsche Bank selected by the Escrow Agent ("Bank Account"). The purpose of the Bank Account is for (a) the deposit of the Escrow Funds, (b) the holding of the Escrow Funds, and (c) the disbursement of Escrow Funds, all as described herein. The Escrow Agent does not own or have any interest in the Bank Account or the Escrow Funds, but agrees to hold and administer the Escrow Funds in accordance with the terms and conditions hereinafter set forth. The purpose of the Escrow Account is to provide for certain interest payment obligations of the Company to the Investors under the Notes.

     3. Deposits to the Bank Account.

          3.1 Simultaneously with the execution of this Agreement, the Company is hereby wiring to the Escrow Agent for deposit into the Bank Account the sum of $370,528.56 representing 12% of the aggregate principal amount of Notes sold.

Thereafter, if an Interim Closing (as defined in the Securities Purchase Agreement) is held, the Company will wire to the Escrow Agent an additional amount representing 12% of the additional Notes sold.

          3.2 The Escrow Agent shall have no liability for any investment losses, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.

     4. Disbursement from the Bank Account.

          4.1 On each of June 15, 2004 and December 15, 2004, the Escrow Agent shall deposit checks in the mail to the Investors at the address, and in the amounts, set forth in the attached Exhibit A. Such Exhibit A shall be amended from time to time in order to allow for the sale of additional Notes at an Interim Closing. The interest payments to be made hereunder on each of June 15, 2004 and December 15, 2004 shall either be in the amount set forth next to each Investors name under the heading "12% Interest Payment" or "8% Interest Payment" (in the event the Company determines to pay, at its sole option, 4% of such interest obligations in shares of the Company's common stock ("Interest Shares")). The Company shall notify the Escrow Agent in writing at least 10 days prior to such date of its intention to pay 4% of the interest owed to the Investors through the delivery of Interest Shares.

          4.2 Notwithstanding any provision of this Agreement, the Escrow Agent shall not be required to make any disbursement if such disbursement, in the good faith opinion of the Escrow Agent, would violate applicable law or be in contravention of any court order or process affecting the Escrow Funds.

          4.3 Upon full disbursement of the Escrow Funds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Escrow Funds on the date of disbursement.

          4.4 Following the final payment called for under this Agreement, any remaining balance as a result of the Company electing to pay a portion of the interest owed to the Investors under the Notes in Interest Shares or interest earned on the Escrow Funds shall be returned to the Company.

     5. Certain Additional Agreements. The Company shall execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be required to give effect to the provisions of this Agreement.

     6. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

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

          6.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement of the Company, and the Escrow Agent shall not be responsible for the performance by the Company of its obligations under this Agreement or the documents governing the Offering or any other agreement to which any of them is a party.

          6.2 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check or other amount delivered to it hereunder.

          6.3 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

          6.4 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Funds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Funds, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole discretion, may deposit the Escrow Funds (and any other amounts that thereafter become part of the Escrow Funds) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Escrow Funds with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and releases from all liability hereunder.

          6.5 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

          6.6 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Funds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Escrow Funds or any part thereof.

     7. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Company, the Escrow Agent and HCFP/Brenner Securities, LLC. The Escrow Agent may resign for any reason upon three (3) business days' written notice to the Company. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Escrow Funds, but its only duty shall be to hold the Escrow Funds for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed by the Company and written notice thereof (including the name and address of such successor escrow agent)

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

shall have been given to the resigning Escrow Agent by the Company and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Escrow Funds, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Company and a successor escrow agent, then the resigning Escrow Agent shall promptly pay the Escrow Funds to the Clerk of a court of competent jurisdiction, and the resigning Escrow Agent shall promptly notify the other parties hereto in writing of its payment to such Clerk; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Sections 8 and 9 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Company for any reasonable expenses incurred in connection with its resignation, transfer of the Escrow Funds to a successor escrow agent or distribution of the Escrow Funds pursuant to this Section 7.

     8. Fees and Expenses. The Escrow Agent shall be entitled to a fee of $5,000, payable in advance by the Company on the date of this Agreement. The Company agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees and expenses. The provisions of this Section 8 shall survive any termination of this Agreement, whether by disbursement of the Escrow Funds, resignation of the Escrow Agent or otherwise.

     9. Indemnification and Contribution.

          9.1 The Company (referred to as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees and agents (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

          9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

          9.3 The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Escrow Funds, resignation of the Escrow Agent or otherwise.

     10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to conflicts of law principles, and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

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

     11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed to the persons at the address set forth below.

         If to the Company:         Vital Living, Inc.
                                    5080 North 40th Street
                                    Suite 105
                                    Phoenix, Arizona 85018
                                    Attn: Stuart A. Benson, President

         If to the Escrow Agent:    Graubard Miller
                                    600 Third Avenue
                                    32nd Floor
                                    New York, New York 10016
                                    Attn: David Alan Miller, Esq.

         In either case with a
         copy to:

                                    HCFP/Brenner Securities, LLC
                                    888 Seventh Avenue
                                    17th Floor
                                    New York, New York 10106
                                    Attention: Ira Greenspan

     12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

     14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

     15. Termination. This Escrow Agreement, except as otherwise provided herein, shall automatically terminate upon the final distribution of the Escrow Funds in accordance with the terms hereof.

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




     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

VITAL LIVING, INC.                             GRAUBARD MILLER, as Escrow Agent


By: ____________________                       By:_______________________
       Name:                                          Name:
       Title:                                         Title:









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

                                    EXHIBIT A

------------------ ----------------------------- -------------------------------
                        June 15, 2004                    December 15, 2004
                   ----------------------------- -------------------------------
                    12% Interest    8% Interest      12% Interest   8% Interest
Name and Address     Payment          Payment           Payment       Payment
------------------ ----------------------------- -------------------------------